Exhibit 99.1

Patheon Announces Launch of Rights Offering

Expected to raise US$30 million

TORONTO – November 19, 2012 – Patheon Inc. (TSX: PTI), a leading provider of contract development and manufacturing services to the global pharmaceutical industry, today announced that it will launch a US$30 million transferable rights offering.

Under the terms of the rights offering, all record holders of the Company’s restricted voting shares as of November 27, 2012 will receive, at no charge, one transferable subscription right for each restricted voting share held as of the record date. For every 13.75 subscription rights held, rights holders will be entitled to subscribe for one whole restricted voting share at a price of $3.19 per whole share, payable in either U.S. or Canadian dollars at such holder’s choice but subject to any additional restrictions any broker, dealer, bank or other nominee may impose. Rights holders who exercise their subscription rights in full will have the opportunity to over-subscribe for additional restricted voting shares to the extent shares are available, subject to certain limitations. The subscription rights will be exercisable until 5:00 p.m. (Toronto time) on December 28, 2012, unless extended.

The Company expects the total purchase price of the shares offered in this rights offering to be US$30 million, assuming full participation. The Company intends to use the net proceeds of approximately US$29.5 million from the rights offering to partially finance its planned acquisition of Sobel USA Inc. and Banner Pharmacaps Europe B.V. and/or for general corporate purposes.

The Company’s restricted voting shares are traded on the Toronto Stock Exchange under the symbol “PTI.” In addition, as the subscription rights issued in connection with this rights offering are transferable, the subscription rights will be listed and trade on the Toronto Stock Exchange under the symbol “PTI.RT.”

The rights offering will be made only by means of a prospectus in the U.S. and an offering circular in Canada. A copy of the applicable offering document will be mailed to all holders of restricted voting shares as of the record date. Copies of the prospectus or offering circular may also be obtained by contacting the Company by telephone at (919) 226-3200 or by email at investorrelations@patheon.com, or Computershare Investor Services Inc., the subscription agent, by telephone at 1-800-564-6253 or by email at corporateactions@computershare.com.

About Patheon Inc.

Patheon Inc. (TSX: PTI) is a leading global provider of contract development and manufacturing services to the global pharmaceutical industry. The company provides the highest quality products and services to approximately 300 of the world’s leading pharmaceutical and biotechnology companies. Patheon’s services range from preclinical development through commercial manufacturing of a full array of solid and sterile dosage forms.

The company’s comprehensive range of fully integrated Pharmaceutical Development Services includes pre-formulation, formulation, analytical development, clinical manufacturing, scale-up and commercialization. The company’s integrated development and manufacturing network of nine manufacturing facilities and nine development centers across North America and Europe, enables customer products to be launched with confidence anywhere in the world.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements which reflect the Company’s expectations regarding its proposed rights offering. All statements, other than statements of historical fact, are forward-looking statements. Wherever possible, words such as “plans”, “expects” or “does not expect”, “forecasts”, “anticipates” or “does not anticipate”, “believes”, “intends” and similar expressions or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved have been used to identify these forward-looking statements. Although the forward-looking statements contained in this press release reflect the Company’s current assumptions based upon information currently available to it and based upon what it believes to be reasonable assumptions, the Company cannot be certain that actual results will be consistent with these forward-looking statements. The Company’s current material assumptions include assumptions related to the timing and completion of the proposed acquisition of Sobel USA Inc. and Banner Pharmacaps Europe B.V. (collectively referred to as “Banner”) and the related equity and debt financings. Forward-looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause the Company’s actual results, performance, prospects and opportunities to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, risks related to the Company’s ability to complete the proposed acquisition of Banner and the related equity and debt financings. For additional information regarding risks and uncertainties that could affect the Company’s business, please see Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2011 and the Company’s subsequent filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators. Although the Company has attempted to identify important risks and factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors and risks that cause actions, events or results not to be as anticipated, estimated or intended. Forward-looking statements are provided to help stakeholders understand the Company’s expectations and plans as of the date of this release and may not be suitable for other purposes. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. These forward-looking statements are made as of the date of this press release and, except as required by law, the Company assumes no obligation to update or revise them to reflect new events or circumstances.

Contact:

Jennifer Almond

Senior Communications Specialist

(919) 226-3200

investorrelations@patheon.com